SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2006

THE PEOPLES BANCTRUST COMPANY, INC.

(Exact name of Registrant as Specified in Charter)

Alabama	0-13653	63-0896239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 Broad Street, Selma, Alabama 36701

(Address of Principal Executive Offices)

(334) 875-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 16, 2006, The Peoples BancTrust Company, Inc. (the “Company”) announced that the Company had entered into an Employment Agreement with Don J. Giardina. Commencing September 1, 2006, Mr. Giardina is serving as President and Chief Executive Officer of the Company and The Peoples Bank and Trust Company, the Company’s wholly-owned subsidiary.

In connection with the Employment Agreement, on September 1, 2006, the Company granted Mr. Giardina options to purchase 50,000 shares of the Company’s common stock under the Company’s 1999 Stock Option Plan (the “Plan”). The exercise price of the options is $19.135 per share, the fair market value of the common stock on the date of grant as determined under the Plan. The options will vest one-third per year beginning one year following the commencement date.

Additionally, on September 1, 2006, Mr. Giardina received an award of 6,000 restricted shares under the Restricted Stock Plan to vest over a three-year period beginning one year following the commencement date, subject to satisfaction of all regulatory requirements.

Material terms of the Employment Agreement, the award of restricted shares and the grant of stock options to Mr. Giardina are described in the press release dated August 15, 2006, filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated August 16, 2006, and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
Exhibit 10.1	Restricted Stock Agreement between the Company and Don J. Giardina dated September 1, 2006.

Exhibit 10.2	Stock Option Agreement between the Company and Don J. Giardina dated September 1, 2006.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2006	THE PEOPLES BANCTRUST COMPANY, INC.

	By:	/s/ Ted M. Henry
	Name:	Ted M. Henry
	Title:	Chairman of the Board